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                                                                 Exhibit 3.i(c)


                         CERTIFICATE OF INCORPORATION

                                    -OF-

                            SIFTO LOUISIANA INC.

                                   -oo0oo-

     FIRST: The name of the Corporation is Sifto Louisiana Inc. (hereinafter sometimes called the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                      -2-

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is $.01.

     FIFTH:  The name and mailing address of the incorporator is as follows:

             Daniel S. Margetanski
             Winthrop, Stimson, Putnam & Roberts
             1 Battery Park Plaza
             New York, New York 10004

     SIXTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

     2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors; provided, however, that no director who shall have been elected by the holders of a separate class of stock shall

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                                      -3-

be removed under the provisions of this subdivision except upon the affirmative vote of the holders of a majority of the class whose holders elected him, if such holders are then entitled to vote for the election of directors.

     3. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 3 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

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                                      -4-

    4. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    IN WITNESS WHEREOF, I, the undersigned, being the incorporator named above, have hereunto set my hand and seal this 22nd day of March, 1990.


                                       /s/ Daniel S. Margetanski
                                       ----------------------------------------
                                        Daniel S. Margetanski

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STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     BE IT REMEMBERED that on this 22nd day of March, 1990, personally came before me, Elliott Schuchardt, a Notary Public in and for the County and State aforesaid, Daniel S. Margetanski, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that it is his act and deed and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.


                                       /s/ Elliott Schuchardt
                                       ----------------------------------------
                                       Notary Public


                                               ELLIOTT SCHUCHARDT
                                        Notary Public, State of New York
                                                 No. 31-4958172
                                          Qualified in New York County
                                          Commission Expires 10/30/91



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                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                     OF

                            SIFTO LOUISIANA INC.


    SIFTO LOUISIANA INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

        "FIRST: The name of the Corporation is Carey Louisiana Inc. (hereinafter sometimes called the "Corporation")."

    SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the outstanding stock the Corporation have given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                                      -2-

     IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Anthony J. Petrocelli, its Vice President, and attested by Richard J. Donahue, its Secretary, as of the 20th day of August, 1990.


                                       SIFTO LOUISIANA INC.

                                       BY: /s/ Anthony J. Petrocelli
                                           ------------------------------------
                                           Anthony J. Petrocelli
                                           Vice President

ATTEST: /s/ Richard J. Donahue
        -------------------------------
        Richard J. Donahue
        Secretary

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                            CERTIFICATE OF AMENDMENT

                                      TO THE

                          CERTIFICATE OF INCORPORATION

                                      OF

                              CAREY LOUISIANA INC.


     CAREY LOUISIANA INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

               "FIRST: The name of the Corporation is Carey Salt Company (hereinafter sometimes called the "Corporation")."

     SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the outstanding stock the Corporation have given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                                      -2-


     IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Richard J. Nick, its Vice President, and attested by Richard J. Donahue, its Secretary, as of the 2nd day of November, 1990.


                                       CAREY LOUISIANA INC.

                                       BY: /s/ Richard J. Nick
                                          -------------------------------------
                                          Richard J. Nick
                                          Vice President

ATTEST: /s/ Richard J. Donahue
        -------------------------------
        Richard J. Donahue
        Secretary